FORM OF
OPTION AGREEMENT (AMENDED)
UNDER THE
CHUY’S HOLDINGS, INC. 2012 OMNIBUS EQUITY INCENTIVE PLAN
This Option Agreement (this “Option Agreement”), dated as of _______________ (the “Date of Grant”), is made by and between Chuy’s Holdings, Inc., a Delaware corporation (the “Company”) and ________________ (the “Participant”). Capitalized terms used without definition herein shall have the meaning ascribed to them in the Chuy’s Holdings, Inc. 2012 Omnibus Equity Incentive Plan (the “Plan”). Where the context permits, references to the Company shall include any successor to the Company.
1.Grant of Option. Subject to and upon the terms, conditions, and restrictions set forth in this Option Agreement and in the Plan, the Company hereby grants to the Participant an option (the “Option”) to purchase _______ shares of Common Stock (the “Option Shares”). The Option may be exercised from time to time in accordance with the terms and conditions of this Option Agreement and the Plan. The Option Shares may be purchased pursuant to the Option at a price of $_______ per Option Share, subject to adjustment as provided in the Plan (the “Exercise Price”). The Option is intended to be a nonqualified stock option and shall not be treated as an “incentive stock option” within the meaning of that term under Section 422 of the Code, or any successor provision thereto.
2.Term of Option. The term of the Option shall commence on the Date of Grant and, unless earlier terminated in accordance with Section 6 hereof, shall expire ten (10) years from the Date of Grant.
3.Right to Exercise. Unless terminated as hereinafter provided, and except to the extent set forth in Section 12 of the Plan, the Option shall be exercisable only as follows:
(a)Unless terminated as hereinafter provided, the Option shall become exercisable with respect to 25% of the Option Shares on each of the first four anniversaries of the Date of Grant if the Participant remains in the continuous employ of the Company or any Subsidiary thereof in a position equal to, or more senior than, _______________________ as of each such date; provided the Participant has not given a notice of resignation.
(b)The Participant shall not be entitled to acquire a fraction of one Option Share pursuant to the Option.
4.Option Nontransferable. The Participant may not transfer or assign all or any part of the Option other than by will or by the laws of descent and distribution. The Option may be exercised, during the lifetime of the Participant, only by the Participant, or in the event of the Participant’s legal incapacity, by the Participant’s guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law and court supervision.

5.Notice of Exercise; Payment.
(a)To the extent then exercisable, the Option may be exercised in whole or in part by written notice to the Company stating the number of Option Shares for which the Option is being exercised and the intended manner of payment. The date of such notice shall be the exercise date. Payment equal to the aggregate Exercise Price of the Option Shares being purchased pursuant to an exercise of the Option must be tendered in full with the notice of exercise to the Company in cash in the form of currency or check or by wire transfer as directed by the Company.
(b)As soon as practicable upon the Company’s receipt of the Participant’s notice of exercise and payment, the Company shall direct the due issuance of the Option Shares so purchased.
6.Termination of Employment.
(a)In the event that (i) the employment of the Participant with the Company and all Subsidiaries thereof shall terminate for any reason other than Cause, Disability or death or (ii) the Participant is no longer employed by the Company or one of its Subsidiaries in a position equal to, or more senior than, ________________, (A) the Option Shares that are not exercisable at the time of such termination or change in employment status shall expire at the close of business on the date of such termination or change in employment status, (B) the Option Shares that are exercisable at the time of such termination (including, without limitation, those that become exercisable in accordance with Section 12 of the Plan) shall remain exercisable until the date that is thirty (30) days after such termination, on which date they shall expire and (C) the Option Shares that are exercisable at the time of a change in employment status (including, without limitation, those that become exercisable in accordance with Section 12 of the Plan) shall remain exercisable until the date that is thirty (30) days after the employment of the Participant with the Company and all Subsidiaries thereof shall terminate for any reason other than Cause, Disability or death, on which date they shall expire. The thirty (30) day period described in this Section 6(a) shall be extended to one (1) year after the date of such termination or change in employment status in the event of the Participant’s death during such thirty (30) day period. Notwithstanding the foregoing, the Option shall not be exercisable after the expiration of its term.
(b)In the event that the employment of the Participant with the Company and all Subsidiaries thereof shall terminate on account of the Disability or death of the Participant, (i) Option Shares that are exercisable at the time of such termination shall remain exercisable until the date that is one (1) year after such termination, on which date they shall expire and (ii) Option Shares that are not exercisable at the time of such termination shall expire at the close of business on the date of such termination. Notwithstanding the foregoing, the Option shall not be exercisable after the expiration of its term.
(c)In the event of the termination of the Participant’s employment for Cause, all outstanding Options granted to the Participant shall expire at the commencement of business on the date of such termination.
7.Adjustments. Pursuant to Section 5 of the Plan, in the event of a Change in Capitalization, the Administrator shall make such equitable changes or adjustments as it deems necessary or appropriate to the Option, including, without limitation, the number and kind of shares subject to the Option.

8.No Employment Contract. Nothing contained in this Agreement shall (a) confer upon the Participant any right to be employed by or remain employed by the Company or any Subsidiary thereof, or (b) limit or affect in any manner the right of the Company or any Subsidiary thereof to terminate the employment or adjust the compensation of the Participant.
9.Taxes and Withholding. If the Company or any Subsidiary thereof is required to withhold any federal, state, local or foreign tax in connection with the exercise of the Option, and the amounts available to the Company or such Subsidiary for such withholding are insufficient, it shall be a condition to the exercise of the Option that the Participant pay the tax or make provisions that are reasonably satisfactory to the Company for the payment thereof.
10.Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Option Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.
11.Severability. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.
12.Relation to Plan. The Plan is hereby incorporated by reference into, and made a part of, this Option Agreement, and the Option and this Option Agreement shall be subject to all terms and conditions of the Plan and this Option Agreement. In the event of any inconsistency between the provisions of this Option Agreement and the Plan, the Plan shall govern.
13.Successors and Assigns. Without limiting Section 4 hereof, the provisions of this Option Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives, and assigns of the Participant, and the successors and assigns of the Company.
14.Securities Laws Requirements. The Company shall not be obligated to issue Option Shares to the Participant, if such transfer, in the opinion of counsel for the Company, would violate the Securities Act of 1933, as amended (the “Securities Act”), or any other federal or state statutes having similar requirements as may be in effect at that time. The Company shall be under no obligation to register the Option Shares pursuant to the Securities Act or any other federal or state securities laws.
15.Governing Law. The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of Delaware.
16.Notices. Any notice to the Company provided for herein shall be in writing to the Company, marked Attention: President and any notice to the Participant shall be addressed to the Participant at his or her address on file with the Company. Any written notice required to be given to the Company shall be deemed to be duly given only when actually received by the Company.
17.Clawback. If, at any time, the Board or the Committee, as the case may be, in its sole discretion determines that any action or omission by the Participant constituted (a) wrongdoing that contributed to any material misstatement in or omission from any report or statement filed by the Company with the U.S. Securities and Exchange Commission, (b) intentional or gross misconduct, (c) a breach of a fiduciary duty to the Company or a Subsidiary thereof or (d) fraud, then in each such case, commencing with the first fiscal year of the Company during which such action or omission occurred, the Participant shall forfeit (without any payment therefor) up to 100% of any Option Shares that have not been exercised and shall repay to the Company, upon notice to the Participant by the Company, up to an amount equal to 100% of the Fair Market Value of the Option Shares at the time such Option Shares were delivered to the Participant, less the applicable Exercise Price of such Option Shares, during and after such fiscal year. The Board or the Committee, as the case may be, shall determine in its sole discretion the date of occurrence of such action or omission, the percentage of the Option Shares that shall be forfeited and the percentage of the Fair Market Value of the Option Shares (less the applicable Exercise Price) that must be repaid to the Company.
18.Amendment. Subject to the terms of the Plan, the Board may, at any time, revise or amend this Option Agreement in any respect whatsoever. No such revision or amendment may, without the consent of a Participant, impair the Participant’s rights under this Option Agreement.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Option Agreement on the day and year first above written.

CHUY’S HOLDINGS, INC.

By:
Name: Steven J. Hislop Title: President and CEO

[NAME]
Participant

By: